SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 14, 2002

HPL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32967	77-0550714
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2033 Gateway Place, San Jose, California		95011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone no., including area code:      (408) 437-1466

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5.  Other Events.

                On August 14, 2002, the Board of Directors of HPL Technologies, Inc. (the “Company”) elected Thomas Tomasetti as the Company’s new President and Chief Executive Officer, replacing Elias Antoun, who served as acting Chief Executive Officer on an interim basis.  Mr. Antoun continues to serve as Chairman of the Board.  The Board has also elected the following persons to the offices set forth opposite their respective names:

Mark Milligan	Senior Vice President — Sales & Marketing;
Gene Mullinnix	Senior Vice President — Operations;
Michael Scarpelli	Senior Vice President — Administration, Chief Financial Officer, Treasurer and Assistant Secretary; and
Lawrence Kraus	Secretary.

                Messrs. Osamu Kano and Y. David Lepejian have resigned from the Company’s Board of Directors.

*              *                *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HPL TECHNOLOGIES, INC.

Date: August 26, 2002	/s/ Michael Scarpelli
Michael Scarpelli
Chief Financial Officer